UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Milam Street

Suite 1900

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

On August 4, 2020, the Board of Directors of Cheniere Energy, Inc. (the “Company” or “Cheniere”) appointed Zach Davis, Senior Vice President, Finance of the Company, as Senior Vice President and Chief Financial Officer, effective August 6, 2020 (the “Effective Date”). Mr. Davis will replace Michael J. Wortley, who will step down from his role as Executive Vice President and Chief Financial Officer of the Company effective upon the Effective Date. Mr. Wortley will continue to be employed by the Company through August 31, 2020.

Mr. Davis, 36, serves as Senior Vice President and Chief Financial Officer. Mr. Davis also serves as a director and Senior Vice President and Chief Financial Officer of Cheniere Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. Mr. Davis joined Cheniere in November 2013. He previously served as Senior Vice President, Finance since February 2020 and as Vice President, Finance and Planning from October 2016 to February 2020. Mr. Davis has over 13 years of energy finance experience, focusing on strategic advisory assignments and financings for companies, projects and assets in the LNG, power, renewable energy, midstream and infrastructure sectors. Prior to joining Cheniere, Mr. Davis held energy investment banking and project finance roles at Credit Suisse, Marathon Capital and HSH Nordbank. Mr. Davis received a B.S. in Economics from Duke University.

In connection with the appointment to his new position, Mr. Davis’s annual base salary will be increased to $500,000 and he received an award of restricted stock units with a grant date value of $500,000 vesting in equal installments annually through the third anniversary of the grant date.

Additionally, Mr. Davis will also enter into the Company’s standard form of indemnification agreement for officers. The form of indemnification agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2020.

There are no arrangements or understanding between Mr. Davis and any other persons pursuant to which he was appointed as Senior Vice President and Chief Financial Officer and no family relationship among any of the Company’s directors or executive officers and Mr. Davis. Mr. Davis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Letter Agreement with Mr. Wortley

On August 5, 2020, the Company and Mr. Wortley entered into a letter agreement (the “Letter Agreement”) setting forth the terms of Mr. Wortley’s transition from the Company.

The Letter Agreement provides that, subject to Mr. Wortley signing an effective release of claims and not resigning his employment prior to August 31, 2020, Mr. Wortley will be entitled to (i) a separation bonus equal to $2,857,000; (ii) vesting of the restricted stock unit awards, excluding any retention awards, scheduled to vest in 2021 and 2022; (iii) vesting of the performance stock unit awards subject to achievement of performance conditions; (iv) a cash payment of $1,946,000, payable in February 2021; (v) a $75,000 transition allowance; and (vi) an amount equal to his 2020 annual base salary payable in regular installments.

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Letter Agreement does not purport to the complete and is qualified in its entirety by reference to the full text of the Letter Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement, dated August 5, 2020, between Cheniere Energy, Inc. and Michael J. Wortley

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: August 6, 2020	By:	/s/ Sean N. Markowitz
	Name:	Sean N. Markowitz
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary